EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Registration Statement File Nos. 333-74145, 333-39832, 333-55864, 333-67238 and 333-82642.

/s/ ARTHUR ANDERSEN LLP

Washington, D.C.
February 19, 2002